Execution Version

LETTER AGREEMENT TERMINATION

July 1, 2015

Reference is made to that certain Letter Agreement, dated May 14, 2015 (the “Letter Agreement”), by and between Public Service Company of New Mexico, a New Mexico corporation (“PNM”) and Westmoreland Coal Company, a Delaware corporation (“Purchaser”), pursuant to which Purchaser and PNM agreed to execute and deliver (or, in the case of Purchaser, to cause San Juan Coal Company, a Delaware corporation ("SJCC"), to execute and deliver, as applicable), contemporaneous with the closing (the “Closing”) of the contemplated acquisition of one hundred percent (100%) of the issued and outstanding shares of SJCC and San Juan Transportation Company, a Delaware corporation, by Purchaser from BHP Billiton New Mexico Coal, Inc., a Delaware corporation (“Seller”), the Coal Supply Agreement, including the Guaranty substantially in the form attached thereto, the Reclamation Services Agreement and the Coal Combustion Residuals Disposal Agreement, each substantially in the form submitted by PNM to the New Mexico Public Regulation Commission (the “PRC”) on a confidential basis on May 1, 2015 (collectively, the “Coal Agreements”).

Pursuant to an Order Setting Further Proceedings issued by the PRC on May 27, 2015, PNM is now required to submit fully executed Coal Agreements to the PRC by July 1, 2015 rather than executing said agreements as of the Closing.

Effective as of the due execution and delivery of the Coal Agreements by PNM and Purchaser, the Letter Agreement is hereby terminated and of no further force and effect.

This Letter Agreement Termination may be executed by facsimile or portable document format (.pdf) and in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

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IN WITNESS WHEREOF, the Parties hereto have caused this Letter Agreement Termination to be executed on their behalf by their respective officers, thereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By: /s/ Chris M. Olson
Name:    Chris M. Olson
Title:    Vice President, Generation

WESTMORELAND COAL COMPANY

By: /s/ Jennifer Grafton
Name:    Jennifer Grafton
Title:    Secretary, Sr. VP